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                                                                   EXHIBIT 3.102

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:09 PM 12/19/2003
FILED 04:07 PM 12/19/2003
SRV 030823385 - 3742841 FILE

                           CERTIFICATE OF FORMATION

                                       OF

                    BHC MANAGEMENT SERVICES OF LOUISIANA, LLC

      The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that;

      FIRST: The name of the limited liability company ("limited liability company") is BHC MANAGEMENT SERVICES OF LOUISIANA, LLC.

      SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

      Executed on December 18, 2003.

                                                 /s/ Stephen C. Petrovich
                                                 -------------------------------
                                                 Stephen C. Petrovich
                                                 Authorized Person